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                                                               Exhibit 10.40


                     ATTORNEYS GENERAL SETTLEMENT AGREEMENT
                     --------------------------------------
     This SETTLEMENT AGREEMENT is entered into this 20th day of March, 1997 by and among the States listed in Appendix A hereto (collectively, "Plaintiffs") and Brooke Group Ltd., a Delaware corporation ("Brooke Group"), Liggett & Myers Inc., a Delaware corporation ("Myers"), and Liggett Group, Inc., a Delaware corporation (which, with Myers, is hereinafter referred to as "Liggett").


                                    RECITALS
                                    --------
     WHEREAS,

     The Plaintiffs, by and through their respective Attorneys General (the "Attorneys General"), have brought [or are contemplating bringing] civil actions ("Actions") in various jurisdictions across the nation ("Actions") against, among others, the American Tobacco Company, Inc., BAT Industries, Plc, British American Tobacco Company, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation, Philip Morris, Inc., Liggett & Myers, Inc., Lorillard Tobacco Company, Inc., and United States Tobacco Company and their various parent and related companies ("Defendants"), asserting claims for, among other things, expenses allegedly arising from tobacco-related matters and injunctive relief concerning sales of cigarettes to minors.


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     Because of the importance of the agreements and undertakings by Liggett and Brooke Group herein to the goals of the Plaintiffs and the Attorneys General, including the prosecution of the Actions against non-settling defendants, Plaintiffs have agreed to extend financial settlement terms to Liggett and Brooke Group which will not be offered to any other defendants, all as set forth in this Settlement Agreement.

     On March 15, 1996, the Commonwealth of Massachusetts, the State of Florida, the State of Louisiana, the State of Mississippi and the State of West Virginia and Liggett and Brooke Group entered into a settlement (the "Initial Settlement") of the Actions brought by the foregoing States, pursuant to which Liggett agreed to make certain payments, comply with certain proposed regulations restricting the marketing and sale of cigarettes to minors and to offer certain cooperation in connection with the prosecution of such Actions against the other Defendants; all in accordance with the terms of the Initial Settlement, a copy of which is annexed hereto as Appendix B.

     The Attorneys General, the Initial Settling States and Liggett and Brooke Group wish to expand upon



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the Initial Settlement, through this Settlement Agreement to cover all of the
Actions and to provide for, among other things, significantly greater cooperation by the Settling Defendants with the Attorneys General, all in accordance with the terms of this Settlement Agreement.

     The Attorneys General acknowledge and agree that this Settlement Agreement, including the cooperation provisions thereof, are important to the prosecution of their Actions against the non-settling Defendants.

     The Attorneys General and Liggett and Brooke Group recognize and support the public interest in preventing smoking by, or promotion of smoking to, children and adolescents.

     Liggett and Brooke Group have denied, and continue to deny any wrongdoing or any legal liability of any kind in all of the above-mentioned actions.

     The Settling States and the Attorneys General recognize and acknowledge that the cooperation being provided is valuable to the continued prosecution of the claims against the tobacco industry. Further, the Settling States and the Attorneys General acknowledge that the change in warning labels provided for in this Settlement Agreement


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is a step towards properly informing consumers more fully of the truth about cigarettes and the consequences of smoking, as is the statement by Liggett also provided for herein.

     NOW, THEREFORE, in consideration of the foregoing and of the promises and covenants set forth in this
Agreement, the undersigned Attorneys General, on their own behalf and on behalf of their respective States, and Liggett and Brooke Group hereby stipulate and agree that the Attorney General Actions shall be settled as against Liggett and Brooke Group, and that all claims asserted in the Attorney General Actions against Liggett and Brooke Group shall be dismissed, all on the terms contained herein, as follows:

  Definitions.
  ------------

    As used in and solely for the purposes of this Agreement, in addition to terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" means a Present Affiliate or a Future Affiliate.



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     "Agreement" means this Settlement Agreement.

     "Arbitrator" means the person or persons agreed to by the Settling States and the Settlement Class, and/or their counsel, or appointed by the Class Action Court or the Multidistrict Litigation Panel, as the case may be, to make decisions regarding allocations of the Settlement Fund between the Settling States and the Settlement Class, and to resolve disputes of the Oversight Committee. With respect to the Settlement Fund, in the event that the Settling States and the Settlement Class, and/or their respective counsel, cannot agree on an allocation of the Settlement Fund between the Settling States and the Settlement Class, the Settling States and the Settlement Class will petition the Court for appointment of an arbitrator. In so doing, the parties do not consent, nor should it be inferred, that the Multidistrict Litigation Panel has jurisdiction over any of the parties.

     "Attorneys General" means those State Attorneys General or other parties who have brought Attorney General Actions.

     "Attorney General Actions" or "Actions" means the actions listed in Appendix A hereto, including those actions brought on behalf of the State as taxpayer actions.

     "Attorney General Settlement Fund Board" or "Attorney General Board" means, the entity established pursuant to Section 5 of the Initial Settlement.



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     "Brooke Group" means Brooke Group, Ltd. and its Present Affiliates other than Liggett.

     "Cigarette" means any product including components, accessories, or parts which is intended to be burned under ordinary conditions of use and consists of:
(1) any roll of tobacco wrapped in paper or in any substance not containing tobacco; or (2) any roll of tobacco wrapped in any substances containing tobacco which, because of its appearance, the type of tobacco used in the filler, or its packaging and labeling, is likely to be offered to, or purchased by, consumers as described in subparagraph (1).

     "Cigarette Pack" means a unit of twenty Cigarettes or one ounce of Tobacco Snuff, or any other similar method of delivery to consumers.

     "Cost Per Cigarette Pack" means, with respect to a Tobacco Company, the aggregate costs incurred by such Tobacco Company under a Global Settlement during a specified year, divided by the number of Cigarette Packs manufactured by such Tobacco Company during such year, as determined by The Maxwell Consumer Report published by Wheat First Butcher Singer or a similar or successor report.

     "Defendants" means The American Tobacco Company, Inc., BAT Industries, Plc, British American Tobacco Company, R.J. Reynolds Tobacco Company, Brown & Williamson Tobacco Corporation, Philip Morris, Inc., Liggett & Myers, Inc.,



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Lorillard Tobacco Company, Inc., and United States Tobacco Company and their various parent and related companies.

     "Domestic Tobacco Operations" means the manufacture and/or sale of cigarettes and any other tobacco products in the United States, its territories, its possessions and the Commonwealth of Puerto Rico.

     "FDA Rule" means the regulations promulgated by the FDA on August 28, 1996 concerning the sale and distribution of cigarettes and other products at 60 Fed. Reg. 44396, to be codified at 21 C.F.R. Parts 801, 803, 804, 807, 820 and 897.

     "Future Affiliate" means any one entity, other than an entity with a Market Share greater than 30% as of the date of this Agreement, which is a Non-settling Tobacco Company (including any successor to or assignee of its assets) if such entity or an Affiliate of such entity with the prior written approval of Brooke Group, subsequent to the date, and during the term, of this Agreement but prior to the fourth anniversary of the date of execution of this Settlement Agreement: (i) directly or indirectly acquires or is acquired by Liggett or Brooke Group; (ii) directly or indirectly acquires all or substantially all of the stock or assets of Liggett or Brooke Group; (iii) all or substantially all of whose stock or assets are directly or indirectly acquired by Liggett or Brooke Group; or (iv) directly or indirectly merges with Liggett or Brooke Group


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or otherwise combines on any basis with Liggett or Brooke Group.

     "Future Affiliate Transaction" means a transaction, or series of transactions, by which an entity becomes a Future Affiliate.

     "Global Settlement" means any National disposition, settlement, agreement or other arrangement, such as "Tobacco Claims Legislation", by way of legislation, executive order, regulation, taxation, levy, fine, class action settlement, court order or otherwise, of smoking-related litigation, in direct or indirect connection with which one or more Tobacco Companies receives the benefit of a limitation of, or total or partial immunity from, liability to plaintiffs for the types of claims released under the terms of this Agreement.

     "Initial Settlement" means the settlement agreement entered into by the Initial Settling States and the Settling Defendants on March 15, 1996.

     "Initial Settling States" means the States of Mississippi, West Virginia, Florida, and Louisiana, the Commonwealth of Massachusetts, and the respective Attorneys General thereof.

     "Liggett" means Liggett Group, Inc. and Liggett & Myers, Inc.

     "Mandatory Class Settlement Agreement" or "Mandatory Class Agreement" means the agreement entered into


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on or about March 20, 1997 between Brooke Group and Liggett and a nationwide class.

     "Mandatory Class Final Order and Judgment" or "Mandatory Class Final Approval" means the order to be entered by the Settlement Court with respect to Liggett and its Present Affiliates, approving the Mandatory Settlement Agreement without material alterations, as fair, adequate and reasonable under Rule 23 of the Federal Rules of Civil Procedure, confirming the Mandatory Settlement Class certification under Rule 23 thereof, and making such other findings and determinations as the Settlement Court deems necessary and appropriate to effectuate the terms of the Mandatory Class Agreement and to exercise its continuing and exclusive jurisdiction over the enforcement and administration of all terms of the Mandatory Class Agreement.

     "Mandatory Settlement Class" means the Settlement Class defined in the Mandatory Class Agreement.

     "Mandatory Class Settlement Date" means the date on which all of the following shall have occurred: (a) the entry of the Mandatory Class Final Order and Judgment without material modification, and (b) the achievement of finality for the Mandatory Class Final Order and Judgment by virtue of that order having become final and non-appealable through (i) the expiration of all appropriate appeal periods without an appeal having been filed; (ii) final affirmance


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of the Mandatory Class Final Order and Judgment on appeal or final dismissal or denial of all such appeals, including petitions for review, rehearing or certiorari; or (iii) final disposition of any proceedings, including any appeals, resulting from any appeal from the entry of the Mandatory Class Final Order and Judgment.

     "Market Share" means, with respect to a Defendant and a specified year, the Domestic Tobacco Operations market share in that year of all of such Defendant's cigarettes and other tobacco products, as determined by The Maxwell Consumer Report published by Wheat First Butcher Singer or a similar or successor report.

     "Medicaid Population" means, with respect to a Settling State and a specified date, the Medicaid population of such Settling State as reported by the most recent United States Census.

     "National" means actually covering or potentially covering (whether by block grants to states, localities or other governmental entities or otherwise) the United States or the United States and one or more of its territories, possessions and the Commonwealth of Puerto Rico.

     "Non-settling Tobacco Companies" means each of The American Tobacco Co., Lorillard Tobacco Co., Philip Morris Inc., R.J. Reynolds Tobacco Co., Brown & Williamson Tobacco Corp., and United States Tobacco Co., unless and until it becomes a Future Affiliate, as herein defined.




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     "Other Settlement" means a settlement of an action which is not a Global
Settlement.

     "Oversight Committee" means a committee, made up of no less than nine (9) individuals, to oversee the cooperation provided by Settling Defendants under
Section 4.3.1 and 4.3.2 hereof. The committee shall have not less than 75% of its composition from representation of the Attorneys General.

     "Parent", with respect to Liggett means Brooke Group, and with respect to any other specified corporation or entity, means another corporation, partnership or other entity which directly or indirectly controls such specified corporation or entity.

     "Parties" means the Plaintiffs and Brooke Group and Liggett.

     "Population" means, with respect to a geographic area, the population of that area as reported in the most recent census conducted by the United States Bureau of the Census.

     "Present Affiliate" means, with respect to a specified corporation or entity, another corporation, partnership or other entity which as of the date of this Agreement, directly or indirectly, controls, is controlled by, or is under common control with, such specified corporation or entity including any and all Parents,


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subsidiaries, and/or sister corporations or entities of such specified corporation or entity.

     "Present Value" means, with respect to a specified amount or amounts, the present value of such amount or amounts as calculated using a discount rate equal to the yield on 10-year Treasury Notes as reported in the WALL STREET JOURNAL at the time of such calculation; provided that where such amount or amounts are not otherwise determinable, the amount or amounts to be present-valued shall be deemed to be the average for the most recent three years.

     "Pretax Income", with respect to Liggett, means for a specified year, the "Income before Income Taxes" as determined in accordance with generally accepted accounting principles ("GAAP") of Liggett for its most recent fiscal year, as reported in filings to the United States Securities and Exchange Commission or, if there is no such filing, as reported by Liggett's independent outside auditors. If GAAP changes in any material respect during the term of this Agreement so that the benefits anticipated by the parties (in light of GAAP applicable on the date of this Agreement), an appropriate adjustment shall be made to the formulas and calculations hereunder to achieve the parties' expectations as of the date hereof.

     "Protective Order" or "Stipulation Regarding Liggett Documents" means, with respect to privileged


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documents produced by a Settling Defendant in an Attorney General Action, an
order in that Action: (a) protecting the confidentiality of such documents; (b) providing that such documents may be used only in that Attorney General Action and, to the extent permitted by law, only under seal; (c) providing that, to the extent such documents are or may be subject to the attorney/client privilege or the attorney work product doctrine, such production or use of the documents does not constitute a waiver of such privilege, doctrine or protection with respect to any party other than the Attorney General to whom the documents are produced subject to the order. The provisions of the order shall not apply to documents claimed to be privileged but which are determined by the court in any Action or by the Settlement Court not to be privileged for reasons other than waiver due to production pursuant to this Agreement.

     "Settlement Class" means the settlement class provided for in the Mandatory Class Agreement.

     "Settlement Class Counsel" means the firms listed as Settlement Class Counsel in Section 25.8 of the Mandatory Class Settlement Agreement.

     "Settlement Fund" means the fund established in accordance with the terms of Section 6 of this Agreement, which shall be established in a reputable bank or other financial institution, to provide a secure and interest


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-bearing fund, and which shall be jointly controlled by the Settling States and the Mandatory Settlement Class.

     "Settling Defendants" means Brooke Group and/or Liggett.

     "Settling Defendants' Counsel" means the law firm of Kasowitz, Benson, Torres & Friedman L.L.P.

     "Settling States" means the States listed in Appendix A hereto and Subsequent Settling States, if any.

     "Smokers" means all persons who, prior to or during the term of this Agreement, have smoked Cigarettes or have used other tobacco products and have suffered or claim to have suffered Injury as a consequence thereof.

     "Subsequent Settling States" means States other than the States listed in Appendix A hereto which commence an Attorney General Action and which execute this Agreement within six months from the date of this Agreement (unless such six-month period is extended or reopened at the option of the Settling Defendants).

     "Tobacco Companies" means the Defendants.

     "Tobacco Snuff" means any cut, ground, powdered, or leaf tobacco that is intended to be placed in the oral cavity.

  Settlement Purposes Only.
  -------------------------



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     This Agreement is for settlement purposes only, and neither the fact of, or any provision contained in, this Agreement nor any action taken hereunder shall constitute, be construed as, or be admissible in evidence against the Settling Defendants as, any admission of the validity of any claim, any argument or any fact alleged or which could have been alleged by Plaintiffs as to their standing or as to any jurisdictional, constitutional or any other legal or factual issue in any Attorney General Action or alleged or which could have been alleged in any other action or proceeding of any kind or of any wrongdoing, fault, violation of law, or liability of any kind on the part of the Settling
Defendants or any admission by them of any claim or allegation made or which could have been made in any Attorney General Action or




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in any other action or proceeding of any kind, or as an admission by any of the
Plaintiffs of the validity of any fact or defense asserted against them in any Attorney General Action or in any other action or proceeding of any kind.


I.   Parties.
     --------

A. This Agreement shall be binding, in accordance with the terms hereof, upon Brooke Group, Liggett and the Settling States; provided that, notwithstanding anything else contained in this Agreement, the payment obligations of this Agreement shall be binding only upon Liggett.

B. No Settling Defendant shall sell, use, dispose or transfer substantially all of its cigarette brands or businesses without first causing the acquiror, on behalf of itself and its successors, to be bound by all of the obligations of a Settling Defendant pursuant to Sections




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4.2 and 4.4 through 4.8 hereunder as to such transferred brands or businesses;
provided that this Section 3.2 shall not apply to the extent such sale, disposition or transfer is required by the Federal Trade Commission, Department of Justice, State Attorney General or court order.

  Public Statement; Cooperation; Advertising Limitations.
  -------------------------------------------------------

     Upon execution of this Settlement Agreement, Liggett shall, by and through its Director, Bennett S. LeBow, issue a public statement substantially in the following form and substance:

     I am, and have been for a number of years, a Director of Liggett Group Inc., a manufacturer of cigarettes. Cigarettes were identified as a cause of lung cancer and other diseases as early as 1950. I, personally, am not a scientist. But, like all of you, I am aware of the many reports concerning the ill-effects of cigarette smoking. We at Liggett know and acknowledge that, as the Surgeon General and respected medical researchers have found, cigarette smoking causes health problems, including lung cancer, heart and vascular disease and emphysema. We at Liggett also know and acknowledge that, as the Surgeon


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General, the Food and Drug Administration and respected medical researchers have found, nicotine is addictive.

     Liggett will continue to engage in the legal activity of selling cigarettes to adults, but will endeavor to ensure that these adult smokers are aware of the health risks and addictive nature of smoking. As part of our efforts, we will do the following:

           1. In accordance with a court-approved settlement, Liggett will set up a fund to compensate equitably those who claim to have been injured by our products.

           2. Liggett will add a prominent warning to each of our packages of cigarettes and all of our cigarette advertising stating that "Smoking is Addictive".

           3. Liggett supports and will not challenge Food and Drug Administration regulations concerning the sale and distribution of nicotine-containing cigarettes and smokeless tobacco products to children and adolescents. Accordingly, Liggett has agreed to comply with many of these regulations even before they apply to the tobacco industry generally.

           4. Liggett has instructed its advertising and marketing people to scrupulously avoid any and all advertising or marketing which would appeal to children or adolescents. Liggett acknowledges that the tobacco



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      industry markets to "youth," which means those under 18 years of age, and not just those 18-24 years of age. Liggett condemns this practice and will not market to children. Liggett agrees that if it sees industry advertisements which in its view are aimed at children, it will bring this to the attention of the Attorneys General.

           5. In accordance with our settlement agreements, Liggett agrees to fully cooperate with the Attorneys General and Settlement Class Counsel in their lawsuits against the other tobacco companies. To that end, Liggett will make available to the Attorneys General, Settlement Class Counsel and other parties with whom we have settled all relevant documents and information, including documents subject to Liggett's own attorney-client privileges and work product protections, and will assist those parties in obtaining prompt court adjudication of the rest of the industry's joint privilege claims.

      As promptly as reasonably practicable, but no later than six months after execution of this Settlement Agreement, Settling Defendants shall cause to be printed boldly, on all of their Cigarette packages and in all of their Cigarette advertising, in addition to the warnings mandated under the Federal Cigarette Labeling and


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Advertising Act, as amended, 15 U.S.C. Section  1331 et seq., the statement that cigarette smoking is addictive. To the extent any Settling Defendant manufactures and sells other tobacco products, a similar warning shall be placed on such product.

      1. With respect to each Settling State, upon execution of this Agreement, each Settling Defendant shall:

                  (1) cooperate with such Attorney General, and the attorneys representing such Attorney General, in that such Settling Defendant will take no steps to impede or frustrate these counsels' civil investigations into, or civil prosecutions of, any of the Non-settling Tobacco Companies in those actions, so as to secure the just, speedy and inexpensive determination of all such smoking-related claims against said non-settling persons and entities;

                  (2) cooperate in and facilitate reasonable non-party
             discovery from Settling Defendants in connection with such Attorney General Action;

                  (3) actively assist the attorneys representing the Attorneys
             General in identifying and locating any and all persons known to such Settling Defendant to have documents or


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             information that is discoverable in such proceedings, to actively assist said counsel in interviewing and obtaining documents and information from all such persons, and to encourage such person to cooperate with the Attorneys General; and shall actively assist counsel in interpreting documents relating to litigation against Non-settling Tobacco Companies; and

                (4) insofar as such Settling Defendant has or obtains any
             material information concerning any fraudulent or illegal conduct on the part of any parties, including Non-settling Tobacco Companies, their agents, or their co-defendants designed to frustrate or defeat the claims of the plaintiffs against such parties, companies, agents or co-defendants, or which have the effect of unlawfully suppressing evidence relevant to smoking claims, disclose such information to the appropriate judicial and regulatory agencies.

     4.3.2. With respect to each Settling State, subject to, and promptly after, the entry of a Protective Order or a Stipulation Regarding Liggett Documents by the court in which the respective Attorney General Action is pending or the Settlement Court, each Settling Defendant shall:



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                  (1) promptly provide all documents and information that are relevant to the subject matter of the Actions or which are likely to lead to admissible evidence in connection with the claims asserted in any of the Actions, subject to the provisions of
             Section 4.3.2(2) hereof;

                  (2) waive any and all applicable attorney-client privileges and work product protections with respect to such documents and information. Such waiver shall not extend to (a) documents and information not relevant to the subject matter of the Actions or not likely to lead to admissible evidence in connection with claims asserted in any of the Actions or (b) documents subject to a joint defense or other privilege or protection which Settling Defendants cannot legally waive unilaterally, except that the waiver by the Settling Defendant shall apply, to the extent permitted by law, to its own joint defenses or other privileges. To the extent that a Settling Defendant has a good faith belief, or one or more Non-settling Tobacco



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             Companies claims, that documents to be provided pursuant to Section
             4.3.2(1) hereof may be subject to a joint defense or other privilege (or a claim of such privilege) of one or more of the Non-settling Tobacco Companies, such documents shall be deposited under seal for in camera inspection by the Settlement Court or a court in which a Settling State's Attorney General Action is pending, together with a statement to such court that such Settling Defendant has concerns as to whether some or all of such documents should be protected from discovery, and the Parties agree to request that such court shall retain jurisdiction to resolve that issue. Liggett will participate in proceedings, including by way of court appearances or declarations, concerning issues of whether such documents are discoverable;

                  (3) offer their employees, and any and all other individuals over whom they have control, and help locate former employees, to provide witness interviews of such employees and to testify, in depositions and at trial; it being understood and agreed that Liggett will waive and hereby does waive any and all applicable confidentiality agreements to the extent such confidentiality agreements would restrict testimony under this Agreement, if any, to which such witnesses may be subject; and

                  (4) demand from its past or current national legal counsel all documents and information


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             obtained by them in the course of representation of any Settling
             Defendant which in any way relates to the cooperation required in paragraphs 4.3.1(1) - 4.3.2(3) above, which should be provided to the Settling States as provided under this paragraph.

     4.3.3. With respect to the cooperation set forth in subsections 4.3.1 and
4.3.2 above, the Attorneys General and Settlement Class Counsel shall appoint, on a yearly basis, an Oversight Committee, to oversee such cooperation so that it fairly assists them and minimizes the burden on a Settling Defendant. All requests for cooperation will be first made to the Oversight Committee.
The Oversight Committee shall coordinate such requests giving due regard to the legitimate needs of the litigants requesting cooperation and the burden on the Settling Defendant. Nothing in this Agreement shall waive or alter the rights of the Attorneys General to obtain discovery of Liggett as required by a court order or case management order in any Attorneys General Action, provided that no order is sought that is inconsistent with this Agreement.

     4.3.4. In the event the Oversight Committee cannot agree on the sharing of cooperation by litigants, any member of the Committee may seek resolution by an Arbitrator. In the event that the Oversight Committee


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cannot agree on the selection of an Arbitrator, the Oversight Committee will petition the Multidistrict Litigation Panel for appointment of an Arbitrator.
In the event any Settling Defendant, absent good cause, does not provide requested cooperation as promptly as reasonably practicable, after receiving written notice from the Committee of such request, (1) the Committee may seek relief from an Arbitrator, and (2) the Committee, upon notice to the Settling Defendant, may petition an Arbitrator for specific performance of such requested cooperation.

       Each Settling Defendant, promptly after becoming bound by this Agreement, shall consent to jurisdiction by the FDA for the sole purpose of promulgating the FDA Rule with respect to all Tobacco Companies. Further, each Settling Defendant, promptly after execution of this Agreement, shall endorse, support and assist in attempts by the FDA to have the FDA Rule become enforceable. Such efforts shall include, if and as reasonably requested by the Attorneys General, filing appropriate amicus briefs and other court papers in litigation relating to the FDA Rule.

       Each Settling Defendant shall follow and abide by the provisions of the FDA Rule, insofar as they pertain solely to such Settling Defendant's Domestic Tobacco


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Operations, as set forth in, and modified by, paragraphs 4.5.1 - 4.5.4 hereof until a final determination is reached respecting the FDA Rule at which time the Settling Defendants will be bound by the FDA Rule only insofar as, and to the extent that, the FDA Rule becomes an enforceable obligation binding upon all of the Tobacco Companies.


                   FDA Rule Section  897.16(b), as proposed.

                   FDA Rule Section  897.16(d), as proposed.

                   FDA Rule Section  897.30(a), as proposed.

                   FDA Rule Section  897.30(b), but only to the extent that
             such section applies to billboards within 1,000 feet of a clearly marked public or private elementary or secondary school or a clearly marked, outdoor, municipal or other government-operated public playground for children.

       Notwithstanding anything to the contrary in the Proposed Rule or in this Agreement, Liggett will commence compliance with Section 4.5 of this Agreement as soon as reasonably practicable, according priority as to compliance to the States listed in Appendix A hereto and then to Subsequent Settling States; provided that Liggett


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may limit its compliance to the extent, if any, necessary to ensure that the net annual out-of-pocket cost to Liggett of such compliance not exceed $1 million; and provided further that Liggett shall not be obligated pursuant hereto to breach pre-existing legal obligations, if any, it may have with respect to the matters covered by Section 4.5 (and shall use its reasonable best efforts to minimize the degree to which any such obligations would impede its full compliance therewith). For purposes of this paragraph, the phrase "net annual out-of-pocket costs" means the excess of (a) the additional out-of-pocket expenditures incurred during a particular year by Liggett in complying with the matters specified in Section 4.5, over (b) savings, if any, in out-of-pocket expenditures realized during such year by Liggett directly from the implementation of the matters covered by Section 4.5.

       If, when and to the extent that the FDA Rule, in whole or in part, becomes an enforceable legal obligation binding upon all of the Defendants, each Settling Defendant will comply therewith, without consideration of any limits or exceptions herein. If the FDA Rule does not so become


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

such a legal obligation, Liggett shall, during the duration of this Agreement, continue to comply with Section 4.5.

A. Each Settling Defendant shall not use cartoon characters, such as "Joe Camel", in any of its advertising and promotional materials and activities with respect to tobacco products. No Settling Defendant shall enter into any new contract for advertising and promotion with respect to tobacco products using any such cartoon characters after the date the Settling Defendants become bound by this Agreement.

     4.9. Each Settling Defendant may, after becoming bound by this Settlement Agreement, continue in the lawful manufacture, advertising and/or sale of tobacco products. This Settlement Agreement does not in any way abrogate or restrict the authority or ability of the Attorneys General to enforce future compliance with the laws of their respective States.

  Global Settlement.
  ------------------

       Effective upon the execution hereof, the Attorneys General and their respective counsel, each agree (a) to exercise best efforts to ensure that the financial terms, financial obligations or financial conditions of any Global Settlement are no more onerous on, or less favorable to, Brooke Group and Liggett than the financial terms, financial obligations or financial conditions of this Settlement Agreement, and (b) to issue a public statement substantially in the following form and substance:

      The historic settlements entered into by Liggett, whereby Liggett has agreed, among other things, to provide full cooperation to twenty-two Attorneys General and to consent to FDA regulation of tobacco marketing, are a major advance in our efforts to prevent smoking by children and adolescents and to ensure that the tobacco industry markets its products lawfully.
      Accordingly, the undersigned Attorneys General will use their best efforts in Congress and elsewhere to ensure that any such industry-wide resolution provide for financial terms for Liggett that reflect appropriate recognition of Liggett's cooperative efforts.

       In the event there is a Global Settlement at any time which contains financial terms, financial obligations or financial conditions as to Brooke Group and Liggett which are more onerous on, or less favorable to, Brooke Group and Liggett than those of this Settlement Agreement, then, in addition to and not in derogation of any other rights or remedies Brooke Group and Liggett may have, Brooke Group and Liggett shall have the right, at their option, to withdraw from further performance of this Agreement.

  Settlement Fund.
  ---------------

       Except as may otherwise be provided herein, all amounts due and owing by each Settling Defendant under this Agreement shall be paid when due into the Settlement Fund to be allocated and distributed to Settlement Class members and Settling States in accordance with this and the Mandatory Class Settlement Agreement. In the event that the Settling States and Settlement Class Counsel cannot agree to an equitable allocation of the Settlement Fund between the Settling States and the Settlement Class, the Settling States and Settlement Class Counsel shall seek to agree on the selection of an Arbitrator to determine such allocation.

In the event that the Settling States and Settlement Class Counsel cannot agree on the selection of an Arbitrator, the Settling States and Settlement Class Counsel will petition the Class Action Court to determine such allocation; it being understood that some portion of the Settlement Fund will be allocated to counter-market advertising.

        Settling Defendants shall have no interest in or responsibility for allocations or distributions from the Settlement Fund and do not guarantee any earnings or insure against any losses from any portion of the Settlement Fund assets that may be maintained or administered as provided in Section 6.1 above.

       Subject to the terms of this Agreement, Liggett shall make the following payments:

     6.3.1. An initial payment of $25 million due 120 days from the date of a Future Affiliate Transaction; and

     6.3.2. Subject to the provisions of Sections 6.6 - 6.12, payments, each equivalent to 25% of Liggett's Pretax Income, due 120 days after the end of each fiscal year of Liggett. The first payment shall be made with respect to the first full fiscal year commencing after the date of this Settlement Agreement.

     6.4. Liggett shall pay the reasonable and necessary expenses of the administration, allocation, and distribution of the Settlement Fund; provided that Liggett shall not be obligated to pay more than $1 million in any year for such expenses.

     6.5. Since the Settling Defendants are providing historic and valuable cooperation and other considerations under this Agreement and the Mandatory Class Agreement, the amounts payable hereunder to the Settlement Fund shall represent the maximum amounts payable to the Settlement Fund under this Agreement and the Mandatory Class Agreement.

     6.6. With respect to each Settling State, in the event of the entry of any final non-appealable monetary judgment in such Settling State's Attorney General Action (other than by way of settlement) against any one or more of the Non-settling Tobacco Companies, then the Settling Defendants shall have the right to reduce the payments they are obligated to make pursuant to this Agreement to the extent necessary to make (i) the then Present Value of all amounts theretofore paid and thereafter payable to that Settling State pursuant to this Agreement by the Settling Defendants (such amounts being calculated for purposes of this Section 6.6 by multiplying (a) the total amount of the Settlement Fund allocated to all of the Settling States in that year by (b) a quotient equal to the Medicaid Population of such Settling State in that year divided by the total

Medicaid Population of all Settling States) per percentage point of the then Market Share of such Settling Defendant no more than seventy-five percent (75%) of (ii) the then Present Value of the dollar amount of such judgment per percentage point of the then Market Share of each such Non-settling Tobacco Company;1 provided that such Settling Defendant give written notice of such reduction and the method of calculating such reduction to the Settling State's Attorney General as soon as practicable after the entry of judgment.

----------------------------
1    Example:     For purposes of this example of Section 6.6, assume:

             Liggett has a 2% Market Share (i.e., 2 points).

                  A Non-settling Tobacco Company has an 8% Market Share (i.e., 8 points), and in 1998 has a final judgment entered against it in an Attorney General Action that requires payments by such Non-settling Tobacco Company with a then Present Value of $20 million.

                  The Present Value of the amount allocable by Liggett to the Settling State in 1998 is $5 million.

             Result: In 1998, Liggett would be permitted to reduce its future payments to the extent necessary to make the Present Value of its past and future payments $3.75 million -- i.e., no more than 75% of the Present Value of the judgment, all as adjusted for relative Market Share. The calculation would be as follows:

                  Present Value of Liggett payment/2 points

                          = .75 X judgment/8 points

                  Present Value of Liggett Payments

                          =  .75 X $20 million/4 = $3,750,000.

             Thus, the larger the judgment, the less the reduction. Under this example, if the judgment is $26,670,000 or more, there would be no reduction.

     6.7. In each year beginning with the second year after execution of this Agreement, the annual payment amount due under Section 6.3.2 of this Agreement from a Settling Defendant shall be decreased in proportion to any decrease and (only if there shall have been a prior such decrease) increased in proportion to any increase, in such Settling Defendant's Market Share from the prior year; provided, however, that (a) such annual payment amount shall not be so decreased to the extent, if any, that such annual payment amount in such year is decreased as a result of a decrease in such Settling Defendant's Pretax Income and (b) such annual payment amount shall never be increased such that the aggregate amount of any such increases exceeds the aggregate amount of any such decreases.2


----------------------------
2     Example:    For purposes of this example of Section 6.7, assume:

             Liggett's Pretax Income is $11 million each year, thus making Liggett's obligation under the settlement $2,750,000 per year.

             Liggett's Market Share drops from 2% in 1996 and 1997 to 1.75% in 1998, but recovers to 1.9% in 1999, and then back to 2.0% in 2000.

             Reduction: In 1998, Liggett's amount due will be reduced by $343,750 to $2,406,250. Since Liggett's Market Share fell by .25 points or 12.5%, its payments would be reduced by 12.5% or $343,750 [$2,750,000 x .125]

             Recapture of Market Share: In 1999, Liggett's payments will climb commensurate to its increase of .15 in Market Share (1.75 to 1.9%) to $2,612,500 [$2,406,250 + (2,406,250 x .15/1.75)].

             In 2000, Liggett's payment would again increase commensurate to its increase of .1 in Market Share to $2,750,000 [$2,612,500 + ($2,612,500 x .1/1.90)].

      Liggett would not be entitled to a "double reduction" for a decrease in both Pretax Income and Market Share. Thus, if Liggett's .25 point drop in market Share in 1998 were accompanied by a drop in Pretax Income between 1997 and 1998 from $11 million to $8 million, there would be no Market Share reduction, as Liggett's payment obligations (25% of Pretax Income) would have already fallen from $2,750,000 to $2,000,000.

     6.8. In the event of a Global Settlement, the Settling Defendants shall have the right to reduce the aggregate payments due from Liggett in each year pursuant to this Agreement so that such aggregate payments shall be no more than the lesser of (A) on a Cost Per Cigarette Pack basis, one-third of the lowest Cost Per Cigarette Pack due in such year from the Non-settling Tobacco Companies under such Global Settlement and (B) on a percentage of Pretax Income basis, one-third of the lowest percentage of Pretax Income due in such year from the Non-settling Tobacco Companies under such Global Settlement (such percentage to be computed as if the payments due from such companies were included in revenues and earnings).

     6.9. Liggett shall receive as a credit against any and all amounts due hereunder, any and all amounts it is required to pay under a Global Settlement.

     6.10. In the event that one or more States elect to opt out of the Mandatory Settlement Class and action(s) are brought against any Settling Defendant on behalf of such State(s), the annual payment amount due under Sections 6.3.2 of this Agreement from a Settling Defendant shall be reduced by an amount equal to the product of (i) the ratio that the Medicaid Population of the States that elect to opt out of the Mandatory Settlement Class then bears to the total Medicaid Population and (ii) 20% of Liggett's Pretax Income.

     6.11. Insofar as the Mandatory Class Settlement Agreement is not approved or is otherwise terminated, the Settlement Fund shall be administered solely thereafter by the Attorney General Board for the benefit of the Settling States, and the percentage of Liggett's Pretax Income payable under Section
6.3.2 shall, in the event there is no Global Settlement, be reduced to an amount equal to the product of (i) the ratio that the Medicaid Population of the Settling States then bears to the total Medicaid Population and (ii) 20% of Liggett's Pretax Income.

     6.12. Any allocations set forth in this Section 6 among the Settling States and Settlement Class are solely for the purposes of making the calculations set forth in this Section 6 and are in no way binding upon or evidence for the allocations of payments from the Settlement Fund to any recipients thereof.

     6.13. Settling Defendants agree not to take any action the primary purpose of which is to reduce Liggett's payment obligations under this Agreement.

  Release.
  --------

        Upon the date each Settling State becomes bound by this Agreement, for good and sufficient consideration as described herein, each Settling State and each Attorney General thereof shall for the duration or term of this

Agreement (whichever is shorter) be deemed to and hereby does release, dismiss and discharge each and every civil claim, right, and cause of action (including, without limitation, all claims for damages, restitution, medical monitoring, or any other legal or equitable relief), known or unknown, asserted or unasserted, direct or indirect, which they had, now have or may hereafter have against each Settling Defendant (including its past and present parents, subsidiaries, present affiliates, employees, directors and shareholders, but only in such capacities, vis-a-vis, each such Settling Defendant, and downstream distribution entities of Settling Defendant, but only to the extent that such downstream distribution entities would have cross-claims against Settling Defendant), but does not in any fashion release any Non-settling Tobacco Companies or other defendants in any Attorney General Action except as provided for in Section 17 hereof, (i) which was asserted in that State's Attorney General Action, and/or (ii) which was not asserted in said Action but which is smoking-related or otherwise arises out of, or concerns, the acts, facts, transactions, occurrences, representations, or omissions set forth, alleged, referred to or otherwise embraced in the complaint of that Settling State's Attorney General Action.

     Upon the date each Settling State becomes bound by this Agreement, for good and sufficient consideration as described herein, each such Settling Defendant shall for the duration or term of this Agreement (whichever is shorter) be deemed to and hereby does release, dismiss and discharge each and every claim, right, and cause of action (including, without limitation, all claims for damages, restitution, fees, expenses, or any other legal or equitable relief), whether known or unknown, asserted or unasserted, which they had, now have or may hereafter have as of the effective date of this Agreement against each such Settling State, its public officials and employees in connection with, arising out of or related to the acts, facts, transactions, occurrences, representations, or omissions set forth, alleged or referred to or otherwise embraced in the complaints of the Settling States' Attorney General Actions.

     Provided, however, as follows:

     1) If this Agreement expires upon completion of its full term, these releases set forth in this Section 7.1 shall continue and apply in full force and effect with respect to all released claims which accrued or shall accrue prior to, through and including the date of such expiration, such that such claims shall be forever released, but only as to such claims through and including such date; if this

Agreement terminates for any reason prior to its full term, these releases shall be of no further force and effect and Settling Defendants shall be entitled to a credit to the extent otherwise provided in this Agreement against all claims covered by the release for the full amount paid by such Settling Defendants hereunder.

     2) Except as specifically provided herein, these releases set forth in this Section 7.1 do not pertain or apply to any other existing or potential party in any present or future Attorney General Action.

     3) These releases set forth in this Section 7.1 do not in any way release any releasee from claims which may be asserted by a releasor involving conduct unrelated to the manufacture and/or sale of tobacco products.

     4) With respect to the claims of any county, municipality or subdivision within a Settling State that, as of the date of this agreement, has brought an action against Settling Defendants separate and apart from the action brought against Settling Defendants by the Settling State encompassing such county, municipality or subdivision, these releases set forth in this Section 7.1 do not release the claims of such county, municipality or subdivision except for the exclusively State share of the Medicaid funds claimed in any such action.

     5) The provisions of this Section 7.1 apply to all States except the State of Connecticut. With respect to the State of Connecticut only, the claims described herein as having been released shall not be released and shall remain in existence; provided, however, that the State of Connecticut and the Attorney General of Connecticut shall, upon entering into this agreement, covenant not to bring or prosecute any suit or action with respect to such claims against each Settling Defendant, and the beneficiaries of this covenant shall be the same beneficiaries of the release provided by all other States pursuant to Section 7.1. It is expressly understood that this covenant is not intended to and does not release or affect any claims that the State of Connecticut has or may have against any other persons or entities, and in particular is not intended to and does not release or affect any claims that the State of Connecticut has asserted or may assert against any Non-settling Tobacco Companies or any other defendants in its Attorney General Action.

        Except as specifically provided herein, nothing in this Agreement shall prejudice or in any way interfere with the rights of Settling States or Settling Defendants to pursue any or all of their rights and remedies against Non-settling Tobacco Companies or other parties not released hereunder.

     7.3. With respect to the State of Maryland, this Section 7 is deemed to include the additional statements set forth in Sections 11.5 and 11.6.

I.   Exclusive Remedy; Dismissal of Action;

     Jurisdiction of Court.
     ----------------------

        Except as otherwise provided in this Agreement, this Agreement shall be the sole and exclusive remedy for any and all claims of Settling States released hereby against the Settling Defendants, and upon the date a Settling State becomes bound by this Agreement, each such Settling State shall be barred from initiating, asserting, or prosecuting any claims released hereby against each such Settling Defendant.

        Promptly after each Settling State becomes bound by this Agreement, each such Settling State shall dismiss without prejudice its corresponding Attorney General Action as against such Settling Defendant, or if defendants have not yet responded to a complaint, the Settling State may amend the complaint to delete the Settling Defendant from the Action.

        Promptly after the date each Settling State becomes bound by this Agreement, each such Settling Defendant shall withdraw without prejudice from any action brought against any Settling State with respect to claims released hereby.

  Term.
  -----

        Unless earlier terminated in accordance with the provisions of this Agreement, the duration of this Agreement shall be twenty-five (25) years from the date of this Agreement; provided that in the event of a Global Settlement, the duration of this Agreement shall be equal to the duration of the Global Settlement.

       Each Settling Defendant shall have the right to terminate this Agreement with respect to that Settling Defendant and with respect to the Settling State in which there is a full and final dismissal on the merits as to any of the Non-settling Tobacco Companies in that Settling State's Attorney General Action; provided that in the event of any such termination, the payments due from such Settling

Defendant pursuant to this Agreement shall be thereafter reduced by an amount equal to the product of (a) the total amount of the Settlement Fund allocated to all of the Settling States at the time of such dismissal and (b) a quotient equal to the Medicaid Population of such Settling State at the time of such dismissal divided by the total Medicaid Population of all Settling States at the time of such dismissal); provided further that any and all payments made pursuant to this Agreement prior to any such termination by such Settling Defendant shall be retained by the Settlement Fund. The Attorneys General shall provide the Settling Defendant with the information necessary to determine the amount referred to in subpart (a) hereof. Termination under this section does not in any fashion reduce Settling Defendants' obligations in any other Attorney General Actions.

        Each Settling Defendant shall have the right at any time during the term of this Agreement to terminate this Agreement with respect to such Settling Defendant in the event that, in its sole and exclusive discretion, it determines that too many states have opted out of the Mandatory Settlement
Class and have not resolved such cases
with respect to the Settling Defendant by becoming bound by this Agreement in accordance with the terms hereof; provided that such Settling Defendant give written notice of such termination to the Attorneys General of the Settling States and provided further that any and all payments due up to the date of such termination made pursuant to this Agreement prior to the giving of such notice by such Settling Defendant shall be retained by the Settlement Fund. Such termination must be exercised no later than sixty days after the date that Settling Defendants determine how many states have opted out of the Mandatory Settlement Class.

        In the event of a termination of this Agreement with respect to any Settling State, such Settling Defendant shall be entitled to offset any payments made to such Settling State prior thereto against any judgments thereafter obtained by such Settling State against such Settling Defendant in an Attorney General Action.

        If any Settling Defendant subsequently withdraws from this Agreement, or this Agreement, for whatever reason, is terminated other than by reason of expiration of its term, then the applicable statute of limitations or any similar time requirement for a Settling

State or a terminating Settling Defendant to file a claim that would otherwise be released hereunder against, or by any Settling Defendant shall be tolled from the date such Settling State became bound by this Agreement until the later of the time permitted by applicable law or for one year from the date of such termination with the effect that the parties shall be in the same position as they were at the time the Settling State filed its original Attorney General Action with respect to the statute of limitations.

        Except as may be otherwise specifically provided in this Agreement, a termination by a Settling Defendant hereunder shall have the effect of rendering this Agreement as having no force or effect whatsoever, null and void AB INITIO, and not admissible as evidence for any purpose in any pending or future litigation in any jurisdiction. However, a termination shall not affect any prior cooperation or require the return of any documents produced to a Settling State pursuant to this Agreement.

  Continuing Enforceability
  -------------------------

       Unless earlier terminated, as to the Settling States, this Agreement and each provision of or obligation arising from this Agreement shall continue and remain fully executory and enforceable if a Settling Defendant institutes or is subject to the institution against it of any proceeding or voluntary case under title 11, United States Code, or other proceeding seeking to adjudicate it insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or other proceeding seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any part of its property (each, a "Bankruptcy Proceeding"). The Settling States acknowledge and agree that Brooke Group has the right but not the obligation to cure and to perform any and all obligations of Liggett under this Agreement notwithstanding the occurrence and continuation of any

Bankruptcy Proceeding with respect to Liggett; provided, however, that until such time as Liggett decides whether to reject or assume this Agreement, Brooke Group shall have the obligation to pay the annual installments as provided in
Section 6.3.2 hereof, and so long as the Brooke Group is paying all amounts due hereunder and no such payments are voidable, then the Settling States waive any and all rights they may have not to accept such cure or performance in any Bankruptcy Proceeding.

     Entry of Good Faith Bar Order on Contribution and Indemnity Claims
                                                                 ------

       It is the intent of the parties that the payments to be made by Liggett with respect to the Attorneys General Actions settled hereby, be limited to those payments set forth in this Settlement Agreement, and that Settling Defendants not be responsible for any payments relating to any contribution or indemnity claim asserted, or to be asserted, by any non-settling defendant that may arise from any of such Attorneys General Actions. It is further the intent of the parties to this Agreement that in Minnesota and Wisconsin the release of the Settling Defendants and any rights of non-settling defendants to contribution or indemnity shall be construed as a PIERRINGER release, as used in PIERRINGER V. ROGER, 21 Wisc.2d 182, 124 N.W.2d 106 (1963); FREY V. SNELGROVE, 269 N.W.2d 918 (Minn. 1978). In order to effectuate this intent of the parties, and only in order to effectuate such intent, the parties agree as follows in this Section 11.

       Subject to, and as promptly as reasonably practicable, under applicable law, the Parties shall request that the respective courts in the Attorney General Actions enter orders barring and prohibiting the commencement and prosecution of any claim or action by any non-settling defendant against any Settling Defendant, including but not limited to any contribution, indemnity and/or subrogation claim seeking reimbursement for payments made or to be made to any Settling State for claims settled under this Agreement. Settling Defendants shall be entitled to dismissal with prejudice of any non-settling defendants' claims against them which violate or are inconsistent with this bar, if granted.

       The Settling States shall not seek to collect any amount on any judgment against a non-settling defendant to the extent, and only to the extent, that such non-settling defendant has a right under applicable law of contribution or indemnification against the Settling Defendants. This section will not apply to any agreement or understanding, known or unknown, written or otherwise, with any non-settling defendant or any other party that entitles any non-settling defendant to indemnity or contribution from Brooke Group or Liggett.

        Should a Settling State receive a final monetary judgment against a non-settling defendant which then results in the non-settling defendant being legally entitled to require a Settling Defendant to make payment toward that judgment, the Settling States shall seek Court approval to reduce the judgment by an amount sufficient to result in the Settling Defendant having no obligation toward the judgment.

       The provisions of Sections 11.1 - 11.4 apply to all States except for the State of Maryland. With respect to the State of Maryland only, the State of Maryland shall, upon entering into this Agreement, execute a release of Settling Defendants which shall state, among other things provided for in this Agreement: "In the event of a verdict against non-settling defendants in this Action, and in the event that with respect to such verdict, any Settling Defendant is adjudicated a joint tortfeasor in any manner in this Action, there shall be a judgment reduction from such verdict accounting for the status of Settling Defendants as a joint tortfeasor in the amount of $[the Present Value of Settling Defendants' total aggregate payments allocable to the State of Maryland as calculated pursuant to provisions of the Attorneys General Settlement Agreement]. It is the intention of the parties that this Release provide for a PRO TANTO reduction of any damages recoverable against all other tortfeasors in this action, and only if Settling Defendants, or any of them, are adjudicated a joint tortfeasor. This Release does not provide, and shall not be construed to provide, for a reduction, to the extent of the PRO RATA share of Settling Defendants, or any of them, of the damages recoverable in this action against all other tortfeasors. If a judgment reduction occurs on a PRO TANTO basis as provided in this Release and if a non-settling joint tortfeasor pays more than its PRO RATA share of the judgment, that joint tortfeasor shall receive that portion of any future payment made thereafter by Settling Defendants in accordance with the Attorneys General Settlement Agreement that is (1) beyond the amount of the PRO TANTO setoff provided for in this Release, and (2) attributable to that part of claims against that joint tortfeasor for which Settling Defendants are jointly and severally liable."

       With respect to the State of Maryland only, the Attorney General of Maryland shall cause a competent appraiser to make a calculation of Present Value of Settling Defendants' total aggregate payments allocable to the State of Maryland as provided for under this Settlement Agreement, which valuation is referenced and bracketed in Section 11.4 hereof. Such calculation of Present Value of payments allocable to the State of Maryland under this Agreement shall be the amount stated in the bracketed portion of the language quoted in Section
11.4 above.

  Tax Status of Settlement Fund.
  ------------------------------

        The Settlement Fund created under this Agreement will be established and maintained as a Qualified Settlement Fund ("QSF") in accordance with
Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Any Settling Defendant shall be permitted, in its discretion, and at its own cost, to seek a private letter ruling from the Internal Revenue Service ("IRS") regarding the tax status of the Settlement Fund. The parties agree to negotiate in good faith any changes to the Agreement which may be necessary to obtain IRS approval of the Settlement Fund as a QSF.

       Representatives of the Settling States and the Settlement Class will be appointed to act as administrator of the Settlement Fund. As administrator, such representatives will undertake the following actions in accordance with the regulations under IRC section 468B: (a) apply for the tax identification number required for the Attorney General Settlement Fund; (b) file, or cause to be filed, all tax returns the Settlement Fund is required to file under federal or state laws; (c) pay from the Settlement Fund all taxes that are imposed upon the Settlement Fund by federal or state laws; and (d) file, or cause to be filed, tax elections available to the Settlement Fund, including a request for a prompt assessment under IRC sec. 6501(d), if and when the administrator deems it appropriate to do so.

        The Settling Defendants, as transferors of the Settlement Fund, shall prepare and file the information statements concerning their settlement payments to the Settlement Fund as required to be provided to the IRS pursuant to the regulations under IRC section 468B.

  Effect of Default of Settling Defendant.
  ----------------------------------------

       In the event a Settling Defendant fails to make a payment due and owing under the terms of this Agreement, or is in default of this Agreement in any other respect, Plaintiffs' Counsel shall so notify the defaulting Settling Defendant, which shall then be given 60 calendar days to "cure" the default. If the defaulting Settling Defendant does not "cure" the default in the time provided in this Section 13, Plaintiffs' Counsel may apply to the Court for relief, in addition to any other remedies it may have hereunder.

I.   Representations and Warranties.
     -------------------------------

A. Each Settling Defendant represents and warrants that it (i) has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance by such Settling Defendant of this Agreement and the consummation by it of the actions contemplated herein have been duly authorized by all necessary corporate action on the part of such Settling Defendant; (iii) the Agreement has been duly and validly executed and delivered by such Settling Defendant and constitutes its legal, valid and binding obligation; and (iv) this Agreement does not violate the charter of bylaws of such Settling Defendants or any Agreement to which the Settling Defendant is a party.

        Each Settling State represents and warrants that pursuant to its statutory and/or common law authority

(i) it has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (ii) the execution, delivery and performance by such Settling State of this Agreement and the consummation by it of the actions contemplated herein have been duly authorized by all necessary action on the part of such Settling State; and (iii) the Agreement has been duly executed and authorized by such Settling State and constitutes its legal, valid and binding obligation.

  Arbitration.
  ------------

     In the event that the Parties are unable to agree, after good faith efforts, as to the determination or calculation for any applicable year of Market Share or Pretax Income hereunder, such determination or calculation shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association.

  Most Favored Nation.
  --------------------

        It is the intent of the parties hereto that the Settling Defendants enjoy a preferred position with respect to Non-Settling Tobacco Companies, in recognition of the Settling Defendants' willingness to enter into this Agreement. Accordingly, it is generally contemplated that settlements which involve all Settling States and a Non-Settling Tobacco Company (a "Group Other Settlement") or involving one Settling State and a Non-Settling Tobacco Company (a "Single State Other Settlement") shall meet certain minimum requirements in terms of the initial, periodic or lump sum payments to be made by the Non-Settling Tobacco Company (each a "Benchmark Figure"). The recital of these Benchmark Figures herein is solely for the purposes of insuring that the Settling Defendants enjoy a preferred position with respect to Non-Settling Tobacco Companies and is not intended in any way to reflect the value of the Settling States claims against Non-Settling Tobacco Companies, and nothing in this Agreement is intended to reflect the value of those claims. For purposes of this Section 16, a settlement involving a Non-Settling Tobacco Company and some, but not all, Settling States shall be deemed a Single Other Settlement, and the preferred position of the Settling Defendant shall be governed by Subsections 16.1.3 and
16.1.4 hereof, and determined on a state-by-state basis.

        In the case of a Group Other Settlement which includes an initial payment such as that provided for in Section 6.3.1 hereof, the Benchmark Figure shall be that figure which represents three times the Present Value of the initial payment made hereunder, adjusted for Market Share at the time of such payment. Thus, if at the time of the initial payment hereunder, the Settling Defendant had a market share of 2 percent, and made a payment the Present Value of which is $15 million, and the Settling States subsequently enter into a Group Other Settlement with a Non-Settling Tobacco Company which has a market share of 10 percent, the Benchmark Figure for the initial payment shall be $225 million. To the extent that the initial payment actually provided for in such Group Other Settlement is less than the Benchmark Figure, the Settling Defendant shall receive a credit in like amount, up to the amount of the present value of the initial payment made hereunder, against all future payment obligations hereunder.

        In the case of a (i) Group Other Settlement which included only a lump sum or periodic payments, and (ii) with respect to the periodic payments included in a Group Other Settlement which also includes an initial payment, the Benchmark Figure shall be that amount which constitutes three times the Present Value of all amounts paid or payable by the Settling Defendant hereunder (excluding, if the Group Other Settlement contains an initial payment, the initial payment hereunder), assuming, in the case of future payments, no increase or decrease in Market Share but assuming Inflation in revenues, all adjusted for Market Share. Thus, if the Present Value of a Settling Defendant's payments made or to be made hereunder is $60 million and such Settling Defendant enjoys a Market Share of 2%, the Benchmark Figure for a non-settling defendant which at the time of a Group Other Settlement enjoys a Market Share of 15% would be $1,350 million. Similarly, the Benchmark Figure for a Non-Settling Defendant which at the time of a Group Other Settlement enjoys a

Market Share of 5% would be $450 million. To the extent that the Present Value of the lump sum or periodic payments to be made under a Group Other Settlement is less than the Benchmark Figure, the Settling Defendant shall receive a credit in like amount, up to the amount of any remaining payment obligations hereunder.

       In the case of a Single State Other Settlement which includes an initial payment such as that provided for in Section 6.3.2 hereof, the Benchmark Figure shall be that figure which represents three times the Present Value of the initial payment made hereunder to such Settling State, adjusted for Market Share at the time of such payment, computed in accordance with Section 16.1.1. To the extent that the initial payment actually provided for in such Single State Other Settlement is less than the Benchmark Figure, the Settling Defendant shall receive a credit in like amount, up to the amount of the present value of the initial payment made to the Settling State hereunder, against all future payment obligations to the Settling State hereunder.

       In the case of a Single Other Settlement which includes only a lump sum or periodic payments, and with respect to the periodic payments included in a Single State Other Settlement which also includes an initial payment, the Benchmark Figure shall be that amount which constitutes three times the Present Value of all amounts paid or payable by the Settling Defendant to the Settling State hereunder (excluding, if the Single State Other Settlement contains an initial payment, the Initial Payment hereunder), assuming, in the case of future payments, no increase or decrease in Market Share but assuming Inflation in revenues, all adjusted for Market Share, computed as set forth in Section 16.1.2. To the extent that the Present Value of the lump sum or periodic payments to be made under a Single State Other Settlement is less than the Benchmark Figure, the Settling Defendant shall receive a credit in like amount, up to the amount of any remaining payment obligations to the Settling State hereunder.

        Solely for the purposes of Sections 16.1, the payments due to each of the Settling States in a year shall be deemed to be equivalent to the product of (a) 10% of the Settling Defendant's Pretax Income and (b) a quotient equal to the Medicaid Population of the Settling State divided by the total Medicaid Population of all Settling States.

       The Benchmark Figure set forth in Sections 16.1.1 - 16.1.4 does not reflect in any fashion the Settling States' views as to an appropriate settlement or resolution with any Non-Settling Tobacco Company.

        Except as provided in Section 16.1 hereof, in the event that, subsequent to the date of this Agreement, any settlement of any Settling State's Attorney General Action is reached with any non-settling defendant which is not a Party hereto and such settlement is on any terms more favorable to such non-settling defendant than are the terms of this Agreement to a Settling Defendant, such Settling Defendant shall each have the right to replace or modify any or all of the terms of this Agreement with, or add to this Agreement, any or all such more favorable terms.

A. In the event that, subsequent to the date of this Agreement, any of the Settling Defendants enters into a settlement agreement with any State other than a Settling State on terms (relating to the then Present Value of amounts payable under such settlement agreement, compliance with the Proposed Rule or cooperation) that are more favorable to the State than those contained herein (as adjusted for relative Medicaid Population), the Settling States shall have the right with respect to such Settling Defendant to replace or modify any or all of the terms of this Agreement with, or add to this Agreement, any or all such more favorable terms (adjusted for relative Medicaid Populations).

II.    Future Affiliate.
       -----------------

A. The terms of this Agreement shall not be binding upon or applicable to a Future Affiliate of the Settling Defendants, except as provided for in this
Section 17.

B. (a) In the event of a Future Affiliate Transaction, the Settling States shall not seek to enjoin or otherwise challenge a spinoff or like disposition of the stock or assets of any Affiliate of the Future Affiliate which is not engaged in Domestic Tobacco Operations. The

Settling States reserve the right to seek to enjoin such a spinoff in the event that such spinoff or like disposition is sought by someone other than Brooke Group or a Future Affiliate or an Affiliate of a Future Affiliate.

          (b) In the event of and after a Future Affiliate Transaction: (i) the Settling States each release (pursuant to, MUTATIS MUTANDIS, Section 7.1 hereof) and covenant not to bring suit for any claim so released against any Affiliate of the Future Affiliate, other than the Affiliate engaged in Domestic Tobacco Operations; and (ii) if prior to the Future Affiliate Transaction, a Settling State shall have obtained a verdict or judgment in its Attorney General Action, against an Affiliate (including the Parent) of the Future Affiliate, other than against the Affiliate engaged in Domestic Tobacco Operations, such Settling State shall not seek to enforce such verdict or judgment against any such Affiliate other than the Affiliate engaged in Domestic Tobacco Operations.

      In the event a Settling State obtains a verdict or judgment against a Non-settling Tobacco Company in an Attorney General Action, and a Settling Defendant commences a proxy contest or similar action seeking control of such Non-settling Tobacco Company or an Affiliate thereof, then such Non-settling Tobacco Company or an

Affiliate thereof will not be required to post a bond in order to stay enforcement of such verdict or judgment, and such Settling State will not seek to enforce such verdict or judgment against such Non-settling Tobacco Company or such Affiliate, for a period of the earlier of (i) one year from the commencement of such proxy contest or action, and (ii) completion or resolution of the proxy or merger vote.

       In the event that subsequent to a Future Affiliate Transaction, and in conformity with Section 17.2(b) hereof, a Settling State obtains a verdict or judgment against a Future Affiliate in an Attorney General Action, such Future Affiliate will not be required to post a bond in order to stay enforcement of such verdict or judgment, and such Settling State will not seek to enforce such judgment against such Future Affiliate or an Affiliate of such Future Affiliate until the verdict or judgment becomes final and non-appealable.

       Prior to a Future Affiliate Transaction, Settling Defendants shall not enter into any agreement with any prospective Future Affiliate which diminishes or impairs the prospective Future Affiliate's assets, other than in the established and/or ordinary course of business of such prospective Future Affiliate and shall use best efforts to prevent such prospective Future Affiliate from diminishing or impairing such assets. In the event of a Future Affiliate Transaction, Settling States reserve all of their rights to prevent the Future Affiliate from diminishing or impairing the Future Affiliate's Tobacco assets, other than in the established and/or ordinary course of business of such Future Affiliate.

       With respect to subsections 17.1 - 17.5 above, nothing in these provisions, or elsewhere in this Agreement, limits the authority of the Attorneys General to challenge any transaction which they reasonably believe is in violation of federal or state antitrust law.

       In the event of a Future Affiliate Transaction after which Liggett remains as a separate entity such that Liggett's Pretax Income is readily calculable, Section 6.3.2 hereof shall remain in effect with respect to Pretax Income solely attributable to such separate entity. In the event of a Future Affiliate Transaction, Settling Defendants and the Attorneys General and their respective counsel, each agree to exercise best efforts to negotiate in good faith a payment schedule to replace that set forth in

Section 6.3.2. Nothing in this Section 17.7 affects in any way Liggett's payment obligations under Section 6.3.1 hereof.

       Promptly after a Future Affiliate Transaction, a Future Affiliate shall abide by Sections 4.4 - 4.7 hereof.

       Promptly after a Future Affiliate Transaction, Settling Defendants and the Attorneys General and their respective counsel, each agree to exercise best efforts to negotiate in good faith a settlement of all Attorney General Actions against a Future Affiliate's Domestic Tobacco Operations.

     17.9. As promptly as reasonably practicable after a Future Affiliate Transaction, a Future Affiliate shall agree to eliminate cartoon characters such as "Joe Camel," from all of its advertising and promotional materials and activities with respect to tobacco products.

   Miscellaneous.
   --------------

        All terms of this Agreement and/or obligations created thereby shall be deemed to include a covenant of good faith and fair dealing on behalf of all parties.

        Brooke Group shall provide to the Settling States at the time of execution of this Agreement, an opinion in form satisfactory to the Settling States from legal counsel for the Brooke Group as to the due execution of the Settlement Agreement by the Brooke Group and Liggett and its enforceability against the Brooke Group and Liggett and such other matters contemplated by
Section 14.1 (other than the "agreements" referenced in clause (iv)).

        In the event that a termination occurs pursuant to any sections of this Agreement, no Settling State shall be required to return any payment.

        Subject to the provisions of Section 18 herein, this Agreement, including all Appendices attached hereto, if any, shall constitute the entire Agreement among the parties with regard to the subject of this Agreement and shall supersede any previous agreements and understandings between the Parties with respect to the subject matter of this Agreement. This Agreement may not be changed, modified, or amended except in writing signed by all Parties.

        With respect to each Settling State, this Agreement shall be construed under and governed by the laws of such State applied without regard to its laws applicable to choice of law.

        This Agreement may be executed by the Parties in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        Any judgment by a court that any provision of this Agreement, as applied to any party or to any circumstance, is invalid or unenforceable shall in no way affect any other provision of this Agreement or the application thereof in any other circumstance, and such provision so adjudged invalid or unenforceable shall be enforced to the maximum extent permitted by law.

        This Agreement shall be binding upon and inure to the benefit of the Settling States, the Settling Defendants, and their representatives, heirs, successors, and assigns.

        Nothing in this Agreement shall be construed to subject any Settling Defendant's parent or affiliated company to the obligations or liabilities of that Settling Defendant.

        The headings of the Sections of this Agreement are included for convenience only and shall not be deemed to constitute part of this Agreement or
to affect its construction.       .  Any notice, request, instruction, or
application for Court orders sought in connection with this Agreement or other document to be given by any Party to any other Party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to the Settling Defendants to the attention of each Settling Defendant's respective representative and to Plaintiffs' Counsel on behalf of the Settling States.

        References to or use of a singular noun or pronoun in this Agreement shall include the plural, unless the context implies otherwise.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and date first written above.


BROOKE GROUP LTD.                               STATE OF ARIZONA


By_____________________________                 By______________________________
    Bennett S. LeBow                                Grant Woods
                                                    Attorney General

Date:__________________________                Date:____________________________


LIGGETT GROUP, INC.                            STATE OF CONNECTICUT


By_____________________________                By______________________________
   Bennett S. LeBow                               Richard Blumenthal
                                                  Attorney General

Date:__________________________                Date:___________________________


KASOWITZ, BENSON, TORRES                       STATE OF HAWAII
  & FRIEDMAN LLP

By_____________________________                By_____________________________
   Marc E. Kasowitz                               Margery Bronster
   Attorneys for                                  Attorney General
   BROOKE GROUP LTD. and
   LIGGETT GROUP, INC.                         Date:__________________________

                                               STATE OF ILLINOIS

                                               By_____________________________
                                                  Jim Ryan
                                                  Attorney General

                                               Date:__________________________


                                               STATE OF INDIANA

                                               By_____________________________
                                                  Jeffrey Modisett
                                                  Attorney General

                                               Date:__________________________


                                               STATE OF IOWA

                                               By_____________________________
                                                  Tom Miller

                                            Attorney General

                                         Date:____________________________


                                         STATE OF KANSAS

                                         By_______________________________
                                            Carla Stovall
                                            Attorney General

                                         Date:____________________________


                                         STATE OF MARYLAND

                                         By_______________________________
                                            Joseph Curran
                                            Attorney General

                                         Date:____________________________


                                         STATE OF MICHIGAN

                                         By_______________________________
                                            Frank Kelley
                                            Attorney General

                                         Date:____________________________

                                         STATE OF MINNESOTA

                                         By________________________________
                                            Hubert H. Humphrey, III
                                            Attorney General

                                         Date:____________________________


                                         STATE OF NEW JERSEY

                                         By_______________________________
                                            Peter Verniero
                                            Attorney General

                                         Date:____________________________


                                         STATE OF NEW YORK

                                         By_______________________________
                                            Dennis Vacco
                                            Attorney General

                                         Date:____________________________


                                         STATE OF OKLAHOMA

                                         By_______________________________
                                            Drew Edmondson
                                            Attorney General

                                         Date:____________________________


                                         STATE OF TEXAS

                                         By_______________________________
                                            Dan Morales
                                            Attorney General

                                         Date:____________________________

                                         STATE OF UTAH

                                         By_______________________________
                                            Jan Graham
                                            Attorney General

                                         Date:____________________________


                                         STATE OF WASHINGTON

                                         By_______________________________
                                            Christine Gregoire
                                            Attorney General

                                         Date:____________________________


                                         STATE OF WISCONSIN

                                         By_______________________________
                                            Jim Doyle
                                            Attorney General

                                         Date:____________________________